1. Amended and Restated Bylaws dated as of October 17, 2014 Incorporated by reference to PostEffective Amendment No. 194 to the Registrants Registration Statement filed on October 28, 2014.
2. Amended and Restated Agreement and Declaration of Trust dated March 21, 2014 Incorporated by reference to PostEffective Amendment No. 186 to the Registrants Registration Statement filed on March 28, 2014.
3a. Management Contract for Putnam Low Volatility Equity Fund with Putnam Investment Management, LLC dated February 27, 2014 Incorporated by reference to PostEffective Amendment No. 186 to the Registrants Registration Statement filed on March 28, 2014. 3b. Management Contract for Putnam Strategic Volatility Equity Fund with Putnam Investment Management, LLC dated February 27, 2014 Incorporated by reference to PostEffective Amendment No. 186 to the Registrants Registration Statement filed on March 28, 2014.
4. SubManagement Contract between Putnam Investment Management, LLC and Putnam Investments Limited dated February 27, 2014 schedule A dated March 7, 2014 Incorporated by reference to PostEffective Amendment No. 186 to the Registrants Registration Statement filed on March 28, 2014.
5. SubAdvisory Contract among Putnam Investment Management, LLC, Putnam Investments Limited and The Putnam Advisory Company, LLC dated February 27, 2014 Incorporated by reference to PostEffective Amendment No. 186 to the Registrants Registration Statement filed on March 28, 2014.